Exhibit 10.13
WINGSTOP INC.
2015 OMNIBUS INCENTIVE COMPENSATION PLAN
PERFORMANCE–BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
This Performance-based Restricted Stock Unit Award Agreement (this “Award Agreement”) evidences the award (the “Award”) by Wingstop Inc. (the “Company”) to [_______] (the “Grantee”) of [_______] performance-based restricted stock units (“PRSUs”), granted on [_______] (the “Grant Date”) in accordance with the Wingstop Inc. 2015 Omnibus Incentive Compensation Plan (the “Plan”). The number of PRSUs awarded with respect to each of the following three successive performance periods (each a “Performance Period”) is as follows:

[___]	PRSUs	[_______]
[___]	PRSUs	[_______]
[___]	PRSUs	[_______]

WINGSTOP INC.

By:
Name:
Title:
TERMS AND CONDITIONS
Section 1.Plan. The Award is subject to all of the terms and conditions set forth in the Plan and this Award Agreement, and all capitalized terms not otherwise defined in this Award Agreement have the respective meaning of such terms as defined in the Plan. If a determination is made that any term or condition set forth in this Award Agreement is inconsistent with the Plan, the Plan will control. A copy of the Plan will be made available to the Grantee upon written request to the Secretary of the Company.
Section 2.Grant of PRSUs. Each PRSU represents the right to receive one share of $0.01 par value Common Stock of the Company (a “Share”), subject to the terms and conditions set forth in this Award Agreement and the Plan. The number of PRSUs actually payable under this Award Agreement depends on the extent to which the Company attains the performance conditions described in Section 4 of this Award Agreement with respect to each applicable PRSU Performance Period, and whether the Grantee satisfies the applicable service vesting conditions described in Section 5 of this Award Agreement. The PRSUs shall be credited to a separate account maintained for the Grantee on the books and records of the Company (“Grantee’s Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

Section 3.Consideration. The grant of PRSUs is made in consideration of the services to be rendered by the Grantee to the Company.
Section 4.Performance Conditions. The number of PRSUs granted with respect to a Performance Period that is earned by the Grantee will be determined based on [_______] during such Performance Period, in accordance with the following schedule:

[_______]	Percentage of PRSUs Earned
[_______]	%
If [_______] falls between the levels provided above, straight-line interpolation will be used to determine the percentage of PRSUs earned.
The Committee will determine and certify the number of PRSUs, if any, that the Grantee earns with respect to a Performance Period (the “Earned PRSUs”) as soon as practicable and within 75 days following the end of such Performance Period (such date, the “Determination Date”). In all cases, the number of Earned PRSUs will be rounded down to the nearest whole number of PRSUs (as necessary). Upon the Committee’s determination of the Earned PRSUs, all PRSUs granted with respect to the applicable Performance Period, other than such Earned PRSUs, shall be immediately forfeited. To become vested in the Earned PRSUs, the Grantee must also satisfy the vesting requirements of Section 5 below.
For the purposes of this Section 4, [_______] means [_______].
Section 5.Service Vesting Condition.
(a) The Earned PRSUs with respect to each Performance Period will vest and become nonforfeitable on the respective Determination Date, immediately upon the Committee’s determination and certification that such PRSUs have been earned, provided that the Grantee remains continuously employed with the Company from the Grant Date through the applicable Determination Date on which vesting occurs. Except as otherwise provided in Section 5(b) or (c), upon the Grantee’s Termination for any reason at any time before all of his or her PRSUs have vested, the Grantee’s unvested PRSUs shall be automatically forfeited upon such Termination and the Company shall not have any further obligations to the Grantee under this Award Agreement.
(b) If the Grantee’s employment terminates during a Performance Period as a result of the Grantee’s death or Disability, the Grantee will vest in a pro rata portion of the PRSUs granted with respect to such Performance Period, determined by multiplying the PRSUs awarded with respect to such Performance Period by a fraction, the numerator of which equals the number of days that the Grantee was employed during such Performance Period and the denominator of which equals 365. For purposes of this Section 5(b), “Disability” has the same meaning as such term is defined in the Company’s long-term disability insurance policies which now or hereafter cover the permanent disability of the Grantee or, in the absence of such policies, means the inability of the Grantee to work in a customary day-to-day capacity for six consecutive months or for six months within a 12 month period, as determined by the Board.

(c) In the event the Grantee’s employment is terminated by the Company without Cause, or by the Grantee for Good Reason, in either case within six months prior to or two years following a Change in Control, all PRSUs granted pursuant to this Award Agreement, to the extent not previously forfeited or settled, shall become fully vested and nonforfeitable as of the date of the Grantee’s termination of employment.
Section 6.Dividend Equivalents. If, prior to the date PRSUs are settled pursuant to Section 7, the Company declares a cash or stock dividend with respect to shares of Common Stock, then, on the payment date of the dividend, Dividend Equivalents shall be credited to the Grantee’s Account in an amount equal to the dividends that would have been paid to the Grantee if one Share had been issued on the Grant Date for each PRSU granted to the Grantee as set forth in this Award Agreement. Any cash dividend credited to the Grantee’s Account shall be adjusted with interest at a rate and subject to such terms as determined by the Committee. To the extent a PRSU to which such Dividend Equivalent relates becomes a vested Earned PRSU, the Dividend Equivalents and interest, if any, credited to the Grantee’s Account shall be distributed in cash (or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and interest) on the same date that such vested Earned PRSUs are settled pursuant to Section 7, and subject to the same vesting, forfeiture, payment, termination and other terms, conditions and restrictions as the PRSUs to which they relate. Any Dividend Equivalents payable under the Plan will be treated as separate payments from the underlying PRSUs for purposes of Section 409A of the Code (“Section 409A”).
Section 7.Settlement.
(a) The Grantee’s Earned PRSUs shall be settled in Shares as soon as practicable following the date such Earned PRSUs become vested under Section 5 above (and in no event later than March 15 of the calendar year following the calendar year in which such Earned PRSUs become vested) by delivering to the Grantee one Share for each such vested Earned PRSU. Upon receipt by the Grantee of a Share in settlement of a vested Earned PRSU, such PRSU shall be cancelled.
(b) Notwithstanding Section 7(a), if the Grantee is deemed a “specified employee” within the meaning of Section 409A as determined by the Committee, at a time when the Grantee becomes eligible for settlement of the PRSUs upon his “separation from service” within the meaning of Section 409A, then to the extent such PRSUs constitute deferred compensation within the meaning of Section 409A, such settlement will be delayed until the earlier of: (i) the date that is six months following the Grantee’s separation from service and (ii) the Grantee’s death.
Section 8.Delivery. The Company will deliver a properly issued certificate for any Shares received in settlement of PRSUs pursuant to Section 7 as soon as practicable after settlement (or otherwise register such Shares in the name of the Grantee), and such delivery (or registration in the name of the Grantee) shall discharge the Company of all of its duties and responsibilities with respect to the PRSUs under this Award Agreement.

Section 9.Nontransferable. Subject to any exceptions set forth in this Award Agreement or the Plan, until such time as the PRSUs are settled in accordance with Section 7, the PRSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the PRSUs or the rights relating thereto shall be wholly ineffective.
Section 10.Release. As a condition to the delivery of the Shares received in settlement of PRSUs pursuant to Section 7, the Company, at its option, may require the Grantee to execute a general release on behalf of the Grantee and the Grantee’s heirs, executors, administrators and assigns, releasing all claims, actions and causes of action against the Company and each parent, subsidiary and former affiliate of the Company, and their respective current and former directors, officers, administrators, trustees, employees, agents, and other representatives. Such release must be in form and substance satisfactory to the Board.
Section 11.No Right to Continue Service. Neither the Plan, this Award Agreement, the Award, nor any related material shall give the Grantee the right to continue in employment by Company or shall adversely affect the right of the Company to terminate the Grantee’s employment with or without Cause at any time.
Section 12.Shareholder Status. The Grantee shall have no rights as a shareholder with respect to the PRSUs until the Grantee receives a distribution of Shares in settlement of vested PRSUs in accordance with Section 7, and such Shares have been duly issued and delivered to (or registered in the name of) the Grantee.
Section 13.Securities Registration. As a condition to the delivery of the certificate for any Shares purchased pursuant to the settlement of the PRSUs pursuant to Section 7 (or the registration of such Shares in the name of the Grantee), the Grantee shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect.
Section 14.Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.
Section 15.Other Agreements. As a condition to the delivery of the Shares received in settlement of PRSUs pursuant to Section 7, the Grantee shall enter into such additional confidentiality, covenant not to compete, non-disparagement and non-solicitation, employee retention, and other agreements as the Company deems appropriate, all in a form acceptable to the Board. The Grantee acknowledges that his receipt of the Award and participation in the Plan is voluntary on his part and has not been induced by a promise of employment or continued employment.
Section 16.Withholding. The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the PRSUs and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:
(a) tendering a cash payment;
(b) authorizing the Company to withhold shares of Common Stock from the Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the PRSUs;
(c) delivering to the Company previously owned and unencumbered shares of Common Stock; or
(d) any combination of (a), (b), or (c).
In the event that any PRSUs vest during a closed trading window under the Company’s Insider Trading Compliance Policy, the Company shall satisfy any federal, state, or local tax withholding obligation in connection therewith by the method specified in Section 16(b).
Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (x) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the PRSUs or the subsequent sale of any Shares, and (y) does not commit to structure the PRSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items.
Section 17.No Challenge.  Notwithstanding any provision of this Award Agreement to the contrary, the Grantee covenants and agrees that he or she will not (i) file any claim, lawsuit, demand for arbitration, or other proceeding challenging the validity or enforceability of any provision of this Award Agreement, or (ii) raise, as a defense, the validity or enforceability of any provision of this Award Agreement, in any claim, lawsuit, arbitration or other proceeding. Should the Grantee violate any aspect of this Section 17, the Grantee agrees (a) that, in the case of a breach of clause (i) of the preceding sentence, such claim, lawsuit, demand for arbitration, or other proceeding shall be summarily withdrawn and/or dismissed; (b) that the Grantee will pay all costs and damages incurred by the Company in responding to or as a result of such claim, lawsuit, demand for arbitration, or other proceeding (including reasonable attorneys’ fees and expenses), or such defense, as the case may be; (c) that the Grantee will immediately forfeit all unvested PRSUs; and (d) that the Grantee will immediately sell to the

Company all Shares received upon settlement of vested PRSUs at a price equal to the aggregate purchase price, if any, paid by the Grantee for such Shares, or the current fair market value of such Shares (as determined in the sole discretion of the Company), whichever is less.
Section 18.Governing Law. The Plan and this Award Agreement shall be governed by the laws of the State of Delaware.
Section 19.Binding Effect. This Award Agreement shall be binding upon the Company and the Grantee and their respective heirs, executors, administrators and successors.
Section 20.Section 409A. This Award Agreement and this award of PRSUs is intended to comply with the short-term deferral exception to Section 409A and any regulations or guidance that may be adopted thereunder from time to time and shall be interpreted by the Committee to effect such intent. This Section 20 does not create any obligation on the part of the Company to modify the terms of this Award Agreement or the Plan and does not guarantee that the PRSUs or the delivery of Shares upon settlement of the PRSUs will not be subject to taxes, interest and penalties or any other adverse tax consequences under Section 409A. The Company will have no liability to the Grantee or any other party if the PRSUs, the delivery of Shares upon settlement of the PRSUs or any other payment hereunder that is intended to be exempt from, or compliant with, Section 409A, is not so exempt or compliant or for any action taken by the Committee with respect thereto.
Section 21.Headings and Sections. The headings contained in this Award Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Award Agreement. Any references to sections in this Award Agreement shall be to sections of this Award Agreement, unless otherwise expressly stated as part of such reference.

Accepted and agreed to:

_____________________________
Grantee

Date: _________________________